CENTURY PACIFIC FINANCIAL CORPORATION
1422 N. 44TH STREET, SUITE 211
PHOENIX, AZ 85008
PHONE - 602-267-7007
FAX - 602-267-0373


March 31, 1999

Ms. Sarah D. Moyed
United States Securities and Exchange Commission
Pacific Regional Office
11th Floor
5670 Wilshire Blvd.
Los Angeles, CA 90036-3648


RE: Century Pacific Corporation, renamed Century Pacific Financial Corporation
    Bankr. Case No. 96-935-PHX-RTB

Dear Ms. Moyed:

Enclosed herewith are the several pertinent documents regarding the Chapter 11 Bankruptcy of Century Pacific Corporation, subsequently renamed Century Pacific Financial Corporation.

1.   Commencement of Case Notice dated 1/29/96
2.   Order Approving Disclosure Statement dated 6/18/98
3.   Amended Joint Disclosure Statement dated 6/19/98
4.   Ballot for Plan Acceptance filed 6/19/98
5.   Order Confirming Joint Plan of Reorganization dated 7/22/98
6.   Affidavit of Substantial Completion dated 12/11/98
7.   Order Closing Estates dated 1/4/99

Attorney James LaGanke, Esq., has complied as requested for all information to the U.S. Bankruptcy Court, P.O. Box 34151, Phoenix, AZ 85067-4151, and was noticed by your office to forward duplicates to your attention.

Sincerely yours,

/s/ Carlton V. Phillips

Carlton V. Phillips, President
Century Pacific Financial Corporation, formerly Century Pacific Corporation